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                                                                EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated November 12, 1996, except for Note 7, as to which the date is December 5, 1996, in Amendment No.
3 to Registration Statement (Form S-1 No. 333-17657) and related Prospectus of Biosite Diagnostics Incorporated for the registration of 2,300,000 shares of its common stock.


                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

San Diego, California
January 17, 1997